UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2008

PEDIATRIX MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On September 3, 2008, Pediatrix Medical Group, Inc. (the “Company”) obtained a new unsecured $350 million revolving line of credit and simultaneously terminated its old $225 million line of credit.

The new line of credit, which is guaranteed by substantially all of the Company’s subsidiaries and affiliated professional corporations, includes (1) a $50 million sub-facility for the issuance of letters of credit and (2) a $25 million sub-facility for swingline loans. In addition, the new line of credit may be increased to $400 million subject to the satisfaction of specified conditions. The new line of credit matures on September 3, 2013. At the Company’s option, the new line of credit (other than swingline loans) bears interest at (1) the alternate base rate (defined as the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the Wachovia Bank, National Association (“Wachovia”), prime rate) or (ii) the LIBOR rate plus, in either case, an applicable margin rate ranging from 0.00% to 1.50% based on the Company’s consolidated leverage ratio. Swingline loans bear interest at the alternate base rate plus the applicable margin. The Company is subject to certain covenants and restrictions specified in the new line of credit, including covenants that require the Company to maintain a minimum fixed charge coverage ratio and not to exceed a specified consolidated leverage ratio, to comply with laws, and restrict the Company from paying dividends and making certain other distributions, as specified therein. Failure to comply with these covenants would constitute an event of default under the new line of credit, notwithstanding the Company’s ability to meet its debt service obligations. The new line of credit includes various customary remedies for the lenders following an event of default.

The new line of credit was provided by a syndicate of banks with Wachovia as Administrative Agent, Bank of America, N.A., as Syndication Agent, and U.S. Bank, N.A., as Documentation Agent. Wachovia Capital Markets, LLC acted as Joint Lead Arranger and Sole Bookrunner and Banc of America Securities LLC acted as Joint Lead Arranger.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Pediatrix Medical Group, Inc., dated September 4, 2008.

99.2	Credit Agreement, dated as of September 3, 2008, among Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, the Lenders party thereto and Pediatrix Medical Group, Inc. and certain of its domestic subsidiaries named as Guarantors therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

Date: September 4, 2008	By:	/s/ Karl B. Wagner
	Name:	Karl B. Wagner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Pediatrix Medical Group, Inc., dated September 4, 2008.

99.2	Credit Agreement, dated as of September 3, 2008, among Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, the Lenders party thereto and Pediatrix Medical Group, Inc. and certain of its domestic subsidiaries named as Guarantors therein.